Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
SOTERA HEALTH COMPANY
(as of November 19, 2020)
ARTICLE I
OFFICES
1.1    Registered Office. The registered office of Sotera Health Company (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation (as amended and/or restated from time to time, and including any certificates of designation then in effect, the “Certificate of Incorporation”).
1.2    Other Offices. The Board of Directors of the Corporation (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.
ARTICLE II
STOCKHOLDERS
2.1    Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
2.2    Special Meetings. Special meetings of stockholders may only be called in the manner provided in the Certificate of Incorporation. Any special meeting of the stockholders shall be held on the date and at the time determined by the Board or as the Chief Executive Officer (the “CEO”) or the Chairperson of the Board (the “Chairperson”) or the Secretary of the Corporation (the “Secretary”) shall designate and state in the notice of the meeting. The Board may postpone, reschedule or cancel any such meeting scheduled by the Board, the CEO or the Chairperson; provided, however, that with respect to any special meeting of stockholders previously scheduled at the request of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote generally in the election of directors in accordance with the Certificate of Incorporation, the Board shall not postpone, reschedule or cancel such special meeting without the prior written consent of such stockholders. Business transacted at any such meeting shall be limited to the purpose(s) stated in the notice.
2.3    Place of Meetings. Meetings of stockholders shall be held at any place, either within or without the State of Delaware, or by remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (as in effect from time to time, the “DGCL”), as determined by the Board and as specified in the notice of meeting. In the
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absence of such a determination, a meeting of stockholders shall be held at the principal executive office of the Corporation.
2.4    Notice of Meetings.
(a)    Except as otherwise required by applicable law or as provided in these Bylaws or the Certificate of Incorporation, notice of the date, time and place or means of remote communication of all meetings of stockholders and the record date for determining stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) shall be delivered no fewer than 10 nor more than 60 days before the meeting date to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice of a special meeting shall state, in addition to the foregoing, the purpose or purposes for which the meeting is called.
(b)    Notices pursuant to this Section 2.4 are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation or, if a stockholder has filed with the Secretary a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if by overnight courier, the earlier of when the notice is received or left at such stockholder’s address; (iii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice, including pursuant to the Stockholders’ Agreement by and among the Corporation, the Sponsors (as defined in the Certificate of Incorporation) and the other stockholders party thereto from time to time (as the same may be amended, modified, supplemented and/or restated from time to time, the “Stockholders’ Agreement”); (iv) if by electronic mail, when directed to such stockholder’s electronic mail address (including any address provided pursuant to the Stockholders’ Agreement) unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or if such notice is prohibited by the DGCL; (v) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting; and (vi) if by any other form of electronic transmission, when directed to the stockholder as required by law and, to the extent required by applicable law, in the manner consented to by the stockholder, including pursuant to the Stockholders’ Agreement. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, an Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the DGCL.
2.5    Notice of Adjourned Meeting. If an annual or special meeting of stockholders is adjourned to a different date, time or place (if any), notice of the adjourned meeting need not be given if the date, time, place (if any) or means of remote communication are announced at the meeting at which the adjournment is taken before the adjournment; provided, however, that if the adjournment lasts for more than 30 days, or if a new record date for determining stockholders entitled to vote at the meeting is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in conformity with this Article II. At the adjourned meeting, any business may be transacted which could have been transacted at the original meeting.
2.6    Waiver of Notice. Notice of a meeting of stockholders shall not be required to be given to any stockholder who attends such meeting in person or by proxy and does not, at the beginning of such meeting, object to the transaction of any business because the meeting has not been lawfully called or convened, or who, either before or after the meeting, waives notice in writing or by electronic transmission. Any stockholder so waiving notice of a meeting shall be bound by the proceedings of such meeting in all respects as if due notice thereof had been given.
2.7    Quorum.
(a)    Unless a different quorum is required by applicable law, the Certificate of Incorporation or the rules or regulations of any stock exchange applicable to the Corporation, at any meeting of stockholders, the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. Where a separate vote by one or more series or classes is required, a majority of the voting power of the outstanding shares of such one or more series or classes present in person or by proxy shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
(b)    If a quorum is not present at a meeting, the chair of the meeting or the holders of a majority of the voting power of the outstanding shares of capital stock present in person or by proxy at the meeting may adjourn the meeting to another place, if any, date or time, without notice other than as specified in Section 2.5.
2.8    Organization. The Chairperson or such person as the Chairperson has designated or, in his or her absence, such person as the Board has designated or, in his or her absence, the CEO or, in his or her absence, such person as has been chosen by the holders of a majority of the voting power of the outstanding shares of capital stock present in person or by proxy at the meeting shall call to order any meeting of stockholders and act as chair of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chair of the meeting appoints.
2.9    Conduct of Business.
(a)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it deems appropriate, provided such rules and regulations are not inconsistent with any other provision of these Bylaws or the Certificate of Incorporation. Except to the extent inconsistent with the rules and regulations adopted by the Board, the chair of the meeting shall have the right and authority to convene, recess and/or adjourn the meeting, to determine the order of business and the procedure at the meeting, including such rules and regulations of the manner of voting, the conduct of discussion and such other matters as seems to him or her in order, and to do all such acts as, in the judgment of the chair of the meeting, are appropriate for the proper conduct of the meeting.
(b)    Rules and regulations relating to the conduct of any meeting of stockholders, whether adopted by the Board or prescribed by the chair of the meeting, may include, among other things, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) restrictions on the dissemination of solicitation materials and use of audio or visual recording devices at the meeting; and (vi) limitations on the time allotted to questions or comments by participants and on stockholder proposals.
(c)    The chair of any meeting of stockholders shall have the power and duty to determine all matters relating to the conduct of the meeting, including determining whether any nomination or item of business has been properly brought before the meeting in accordance with these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made or proposal solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.14(a)(iii)(C)). If the chair determines and declares that any nomination or item of business has not been properly brought before a meeting of stockholders, then such nomination shall be disregarded and such business shall not be transacted or considered at such meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.10    Voting and Proxies.
(a)    At all meetings of stockholders, a stockholder may vote by proxy as provided under Section 212(c) of the DGCL or as otherwise provided under applicable law, provided that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period; provided, further, that any proxy to be voted or acted upon at a meeting of stockholders must be delivered to the Secretary or his or her representative at or before the meeting. Except as otherwise provided therein, a proxy that entitles the agent authorized thereby to vote at a meeting of stockholders shall entitle such agent to vote at any adjournment or postponement of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held of record in the name of two or more persons shall be valid if executed by one of them unless prior to voting in accordance with the directions of the proxy, the Corporation receives a specific written notice to the contrary from any one of them and is furnished with a copy of the instrument or order appointing the proxy.

(b)    Unless required by applicable law, or determined by the chair of the meeting to be advisable, the vote on any matter, including, without limitation, the election of directors, need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted and such other information as may be required under the procedure established for the meeting.
(c)    In advance of any meeting of stockholders, the Corporation shall appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof, and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability, and may perform such other duties not inconsistent herewith as may be requested by the Corporation.
2.11    Action at Meeting. In all matters, other than the election of directors and except as required by law, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or any other provision of these Bylaws, the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.
2.12    Record Date. (a) The Board may fix the record date in order to determine the stockholders entitled to notice of a meeting of stockholders, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board, and which record date may not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board in its discretion may fix a new record date for determining the stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this clause (a) at the adjourned meeting. If no record date is fixed pursuant to this clause (a), the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b)    The Board may fix a record date in order to determine the stockholders entitled to receive payment of any dividend or other distribution, the allotment of any rights, the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed pursuant to this clause (b), the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
(c)    Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
2.13    Stockholders List for Meeting.
(a)    The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order and showing the address of and number of shares registered in the name of each stockholder, but need not include an e-mail address or other electronic contact information for any stockholder.
(b)    The list of stockholders shall be made available for inspection in accordance with Section 219 of the DGCL.
(c)    Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.13 or to vote in person or by proxy at any meeting of stockholders.
2.14    Notice of Stockholder Business and Nominations; Director Qualifications.
(a)    (i)    At any annual meeting of stockholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election or re-election to the Board or other business must be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (B) otherwise properly brought before the meeting by or at the direction of the Board; (C) otherwise properly brought before the meeting in accordance with the Stockholders’ Agreement or (D) otherwise properly brought before the meeting by a stockholder in accordance with clauses (ii), (iii) and (iv) of this Section 2.14(a) (this clause (D) being the exclusive means for a stockholder to bring nominations or other business before an annual meeting of stockholders, other than business properly included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act or properly brought pursuant to the immediately preceding clause (C)). The provisions of this Section 2.14(a) and the following Section 2.14(b) apply to all nominations of persons for election to the Board and other business proposed to be brought before a meeting pursuant to clause (D).
(ii)    For nominations of any person for election or re-election to the Board or other business to be properly brought before an annual meeting by a stockholder (A) the stockholder must have given timely notice thereof in writing to the Secretary, which notice must also fulfill the requirements of clause (iii) of this Section 2.14(a); (B) the subject matter of any proposed business must be a matter that is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 2.14(a) is delivered to the Corporation and must be entitled to vote at the meeting.
(iii)    To be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal executive office of the Corporation not earlier than the opening of business 120 days before, and not later than the close of business 90 days before, the first anniversary of the date of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on May 28, 2020). If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary at the principal executive offices of the Corporation not earlier than the opening of business 120 days before the date of such annual meeting, and not later than the close of business on the later of (x) 90 days prior to the date of such annual meeting; and (y) the 10th day following the day on which public announcement of the date of such annual meeting was first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting or of a new record date for determining stockholders entitled to notice of or to vote at an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth the following information (and, if such notice relates to the nomination of any person for election or re-election as a director of the Corporation, the questionnaire, representation and agreement required by the following Section 2.14(b) must also be delivered with and at the same time as such notice):
(A)    as to each person whom the stockholder proposes to nominate for election as a director, (1) all information relating to such person that is required to be disclosed in accordance with Regulation 14A under the Exchange Act, whether in a solicitation of proxies for the election of directors in an election contest or otherwise, and such other information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of directors and publicly available (whether on the Corporation’s website or otherwise) as of the date of such notice; (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (3) a description of all agreements, arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations;
(B)    as to any other business the stockholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal to be voted on by stockholders (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) a description of any direct or indirect material interest of the stockholder or of any beneficial owner on whose behalf the proposal is made, or their respective affiliates, in such business, and all agreements, arrangements and understandings between such stockholder or any such beneficial owner or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business;
(C)    as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the business is proposed or nomination is made (each, a “Party”), (1) the name and address of such Party (in the case of each stockholder, as they appear on the Corporation’s books and records); (2) the class or series and number of shares of stock or other securities of the Corporation that are owned, directly or indirectly, beneficially or held of record by such Party or any of its affiliates (naming such affiliates); (3) a description of any agreement, arrangement or understanding (including any swap or other derivative or short position, profit interest, option, warrant, convertible security, stock appreciation or similar right with exercise or conversion privileges, hedging transactions, and securities lending or borrowing arrangement) to which such Party or any of its affiliates or associates and/or any others acting in concert with any of the foregoing is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock or other securities of the Corporation or (y) the effect or intent of which is to transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, mitigate loss to, manage the potential risk or benefit of security price changes (increases or decreases) for, or increase or decrease the voting power of any such person with respect to securities of the Corporation or which has a value derived in whole or in part, directly or indirectly, from the value (or change in value) of any securities of the Corporation, in each case whether or not subject to settlement in the underlying security of the Corporation (each such agreement, arrangement or understanding, a “Disclosable Arrangement”), specifying in each case (I) the effect of such Disclosable Arrangement on voting or economic rights in securities in the Corporation, as of the date of the notice and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such Disclosable Arrangement; (4) a description of any proxy, agreement, arrangement, understanding or relationship between or among such Parties, any of their respective affiliates or associates, and/or any others acting in concert with any of the foregoing with respect to the nomination or proposal and/or the voting, directly or indirectly, of any shares or any other security of the Corporation; (5) any rights to dividends on the shares of the Corporation owned, directly or indirectly, beneficially by such Party that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Disclosable Arrangements held, directly or indirectly, by a general or limited partnership or limited liability company in which such Party is a general partner or managing member or, directly or indirectly, beneficially owns an interest in a general partner or managing member; (7) any performance-related fees that such Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Disclosable Arrangements, if any, as of the date of such notice, including any such interests held by members of such Party’s immediate family sharing the same household; (8) a representation that the stockholder is a holder of record of stock of the Corporation at the time of the giving of the notice, is entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; and (9) a representation as to whether such Party intends, or is part of a group which intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; (10) any other information relating to such Party required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Regulation 14(a) of the Exchange Act; and (11) a certification regarding whether such Party has complied with all federal, state and other legal requirements in connection with such Party’s acquisition of shares of capital stock or other securities of the Corporation; and
(D)    an undertaking by each Party to notify the Corporation in writing of any change in the information previously disclosed pursuant to clauses (A), (B) and (C) of this Section 2.14(a)(iii) as of the record date for determining stockholders entitled to receive notice of such meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, by written notice received by the Secretary at the principal executive offices of the Corporation not later than 5 days following such record date and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof, and thereafter by written notice so given and received within two business days of any change in such information (and, in any event, by the close of business on the day preceding the meeting date).
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such nominee under the Exchange Act and the rules or regulations of any stock exchange applicable to the Corporation. In addition, a stockholder seeking to nominate a director candidate or bring another item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation. The number of nominees a stockholder may nominate for election at the annual meeting (or, in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(iv)    Notwithstanding anything in clause (iii) of this Section 2.14(a) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.14(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation (it being understood that such notice must nevertheless comply with the requirements of clause (iii) of this Section 2.14(a)).
(b)    To be eligible to be a nominee for election or re-election by the stockholders as a director of the Corporation or to serve as a director of the Corporation, a potential nominee under Section 2.14(a)(i)(D) must deliver (not later than the deadline prescribed for delivery of notice under clause (iii) or (iv), as applicable, of Section 2.14(a)) to the Secretary a written questionnaire with respect to the background and qualifications of such potential nominee and, if applicable, the background of any other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that, among other matters, such potential nominee or other person: (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such potential nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed in such questionnaire; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such questionnaire; and (iii) in such potential nominee’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected or re-elected as a director, and will comply with, applicable law and all corporate governance, conflict of interest, confidentiality and other policies and guidelines of the Corporation applicable to directors generally and publicly available (whether on the Corporation’s website or otherwise) as of the date of such representation and agreement.
(c)    Only such business shall be conducted at a special meeting of stockholders as (A) has been specified in the notice of meeting (or any supplement thereto) (or any supplement thereto) pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or any committee thereof, (ii) as provided in the Stockholders’ Agreement and (iii) so long as and provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in Section 2.14(a)(iii) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the requirements set forth in Sections 2.14(a)(iii) and 2.14(b) as if such requirements referred to such special meeting; provided, however, that to be considered timely notice under this clause (c), a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement of the date of such special meeting was first made. This clause (c) shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).
(d)    Only such persons who are nominated for election or re-election as a director of the Corporation in accordance with the procedures, and who meet the other qualifications, set forth in Section 2.14(a), (b) and (c) shall be eligible to stand for election as directors and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws.
(e)    Without limiting the applicability of the foregoing provisions of this Section 2.14, a stockholder who seeks to have any proposal or potential nominee included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Except for the immediately preceding sentence, nothing in this Section 2.14 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (ii) the holders of any outstanding class or series of preferred stock of the Corporation (the “Preferred Stock”), voting as a class separately from the holders of common stock, to elect directors pursuant to any applicable provisions of such series of Preferred Stock or the Certificate of Incorporation. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.
(f)    Notwithstanding anything to the contrary contained in this Section 2.14, for as long as the Stockholders’ Agreement remains in effect with respect to a Sponsor (which, for purposes of these Bylaws, shall have the meaning set forth in the Certificate of Incorporation), each Sponsor shall not be subject to the notice provisions set forth in paragraphs (a)(ii), (a)(iii), (a)(iv), (b), (c) or (d) of this Section 2.14.
(g)    For purposes of this Section 2.14, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or that is generally available on internet news sites or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
2.15    Requirement to Appear. Notwithstanding anything to the contrary contained in Section 2.14, if a stockholder that has provided timely notice of a nomination or item of business in accordance with Section 2.14 (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders to present such nomination or item of business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.15, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.
2.16    Delivery to the Corporation. Whenever this Article II requires one or more persons, including a record or beneficial owner of stock but excluding any party to the Stockholders’ Agreement, to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), unless the Corporation elects otherwise and except as otherwise expressly provided in this Article II, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested addressed to the attention of the Secretary at the principal executive offices of the Corporation, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.
ARTICLE III
DIRECTORS
3.1    Powers. Except as otherwise provided by the Certificate of Incorporation of applicable law, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
3.2    Number, Election. The total number of directors constituting the Board shall be such number as is from time to time determined in the manner provided in the Certificate of Incorporation and the Stockholders’ Agreement. A nominee for director shall be elected to the Board by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote for nominees in the election of directors or in any action by written consent in lieu of such a meeting.
3.3    Vacancies; Reduction of Board. Any vacancy or newly created directorship in the Board, however occurring, shall be filled only in the manner provided in and to the extent permitted under the Certificate of Incorporation. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. The Person or Persons entitled to fill such vacancy may, with or without cause, revoke the action filling such vacancy at any time prior to the new director taking office.
3.4    Resignation. Any director may resign at any time by delivering his or her resignation in writing or by electronic transmission to the Board, the Chairperson, the CEO or the

Secretary. Such resignation shall be effective upon receipt unless it is specified therein to be effective at some later time or upon the happening of an event or events, and the acceptance of a resignation shall not be necessary to make it effective unless such resignation specifies otherwise.
3.5    Removal. Any director, or the entire Board, may only be removed from office in the manner provided in and to the extent permitted under the Certificate of Incorporation and applicable law.
3.6    Meetings.
(a)    Regular Meetings. Regular meetings of the Board shall be held at such time or times, on such date or dates and at such place or places (if any) as the Board from time to time determines and publicizes among all directors. A notice of any such regular meetings, the time, date or place or places (if any) of which has been so publicized, shall not be required.
(b)    Special Meetings. Special meetings of the Board may be called by the Chairperson, the CEO or the Lead Independent Director (if any), and shall be called by the CEO or the Secretary if directed by any director nominated or designated by a Sponsor (which, for purposes of these Bylaws, shall have the meaning set forth in the Certificate of Incorporation), and shall be held on such date and at such time and place (if any) as he or she or they shall fix.
3.7    Notice of Special Meeting. Notice of the time, date and place (if any) of all special meetings of the Board shall be given to each director. Except as otherwise provided by law, notice of each such meeting shall be mailed to each director, addressed to such director at his or her residence or usual place of business, on at least four days’ notice, provided that in lieu thereof, notice may be delivered to each director personally or by telephone or sent by facsimile, e-mail or other electronic transmission addressed to each director at either of such places on not less than 24 hours’ notice. A notice of a special meeting of the Board need not specify the purposes of the meeting. Notice of any meeting of the Board shall not be required to be given to any director who waives notice in writing or by electronic transmission, whether before or after the meeting, or if he or she is present and does not, at the beginning of such meeting, object to the transaction of any business because the meeting has not been lawfully called or convened; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors then in office are present or have waived or not so objected to lack of notice thereof.
3.8    Quorum. Except as otherwise provided by the Certificate of Incorporation, at any meeting of the Board, the greater of (a) a majority of the directors then in office and (b) one-third of the total number of directors constituting the Board shall constitute a quorum of the Board.
3.9    Action at Meeting. At any meeting of the Board at which a quorum is present, all matters shall be determined by the vote of a majority of the directors present at such meeting at which there is a quorum, except as is required or provided by the DGCL, the Certificate of Incorporation or any other provision of these Bylaws.

3.10    Action Without Meeting. Any action required or permitted to be taken by the Board or a committee thereof may be taken without a meeting if all members of the Board or such committee consent thereto in writing, or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.11    Meetings by Conference Communications Equipment Meetings. Any or all directors may participate in a regular or special meeting of the Board, or any meeting of any committee thereof, by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.
3.12    Rules and Regulations. The Board may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, and as are not inconsistent with the DGCL, the Certificate of Incorporation or these Bylaws.
3.13    Special Approval Rights. Notwithstanding anything to the contrary set forth herein, for so long as the WP Designated Sponsor Fund (as defined in the Stockholders’ Agreement), and the GTCR Designated Fund (as defined in the Stockholders’ Agreement) shall have a contractual right to designate at least three directors of the Corporation, the approval of seventy-five percent of the total number of directors of the Corporation then in office shall be required for the Board to authorize the Corporation to take or commit to take, or (to the extent applicable) permit any of its subsidiaries to take or commit to take, directly or indirectly, whether by amendment, merger, consolidation, reorganization or otherwise, any of the following actions:
(a)    consummation of any acquisition of the stock (including a minority interest) or assets of any other entity (other than a subsidiary of the Corporation), in a single transaction or a series of related transactions (whether by purchase, tender offer, exchange offer, merger, other business combination transaction or otherwise), with a value in excess of $300 million in the aggregate;
(b)    a consolidation, merger or other business combination of the Corporation with or into any other entity, or transfer (by lease, assignment, sale or otherwise) of all or substantially all of the Corporation and its subsidiaries’ assets, taken as a whole, to another entity, or a “Change in Control” (or any similar term) as defined in the Corporation or its subsidiaries’ indebtedness documents, other than any such consolidation, merger or other business combination solely between the Corporation and its subsidiaries or between subsidiaries of the Corporation;
(c)    a disposition, in a single transaction or a series of related transactions, of any assets of the Corporation or any of its subsidiaries with a value in excess of $300 million in the aggregate or for consideration in excess of $300 million, other than the sale of inventory or products in the ordinary course of business, other than a transaction solely between the Corporation and its subsidiaries or between subsidiaries of the Corporation;
(d)     any change in the size of the Board, other than in accordance with the Stockholders’ Agreement;
(e)    any amendment, modification or repeal of any provision of the Certificate of Incorporation or these Bylaws;
(f)    a termination of the CEO or designation of a new CEO;
(g)    any change in the composition of any committee of the Board;
(h)    except for compensation arrangements approved by the Compensation Committee of the Board in the ordinary course and in accordance with the charter of the Compensation Committee of the Board, entry into, or expansion of existing, compensation arrangements with (i) any executive officer of the Corporation or (ii) affiliates of (A) the Corporation (other than any subsidiary of the Corporation) or (B) any executive officer of the Corporation;
(i)    the issuance of additional shares of any class or series of capital stock or equity interests of the Corporation or any of its subsidiaries, other than, (A) in the case of the Corporation, any award under any stockholder approved equity compensation plan, (B) in the case of a subsidiary of the Corporation, to the Corporation or another direct or indirect subsidiary of the Corporation and (C) as required by the organizational documents of a subsidiary of the Corporation or a contract to which a subsidiary of the Corporation is party, in each case, that is in effect on the date hereof; or
(j)    the incurrence of additional indebtedness, in a single transaction or a series of related transactions, by the Corporation or any of its subsidiaries in an amount in excess of $300 million outstanding at any one time, other than (i) intercompany debt among subsidiaries of the Corporation or the Corporation and any subsidiary and (ii) incurrence of additional indebtedness under the credit agreement or indenture.
3.14    Committees.
(a)    Designation of Committees. The Board shall appoint one or more of its members to an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and may from time to time establish additional committees of its members, each with such powers and duties not inconsistent with these Bylaws as the Board may or, pursuant to applicable law (including the rules and regulations of any stock exchange applicable to the Corporation), must, lawfully confer. All members of any committee of the Board shall serve at the pleasure of the Board. Any committee to which the Board delegates any of its powers or duties shall keep records of its meetings and shall report its actions to the Board.
(b)    Alternates; Substitution of Members. The Board may, subject to any requirements specifically set forth in this Section 3.14, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member, subject to any restrictions on committee membership established under applicable law (including the rules and regulations of any stock exchange applicable to the Corporation).
(c)    Delegable Authority. Any committee, to the extent provided in a resolution of the Board and permitted by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders, any action or matter (other than the election or removal of directors) required by the DGCL to be submitted to stockholders for approval; or (ii) adopt, amend or repeal these Bylaws.
(d)    Term. The Board, subject to the requirements specifically set forth in this Section 3.14 and applicable law (including the rules and regulations of any stock exchange applicable to the Corporation), may at any time change, increase or decrease the number of members of a committee or terminate the existence of a committee. A Director’s membership on a committee shall terminate on the date of his or her death or resignation, removal or disqualification from the Board, but the Board may at any time for any reason remove any individual committee member from any committee and the Board may, subject to any requirements specifically set forth in this Section 3.14, fill any committee vacancy.
(e)    Conduct of Business of Committees. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or by resolution of the Board or required by law. Adequate provision shall be made for notice to members of a committee of all meetings of the committee. A majority of the members of a committee shall constitute a quorum unless the committee charter specifies otherwise. All matters submitted to a committee shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Each committee of the Board shall keep minutes of its meetings and shall report its proceedings to the Board as specified in its charter or when otherwise requested by the Board.
3.15    Compensation. The Board shall have the authority to fix the compensation, including fees, equity grants and reimbursement of expenses, of directors for services to the Corporation in any capacity.
3.16    Chairperson. The Board may appoint from its members a Chairperson of the Board, who need not be an employee or officer of the Corporation. If the Board appoints a Chairperson of the Board, such Chairperson shall perform such duties and possess such powers as are assigned by the Board and, if the Chairperson of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive

Officer. Unless otherwise provided by the Board, the Chairperson of the Board shall preside at all meetings of the Board.
3.17    Lead Independent Director. In the event that the Chairperson is an employee or officer of the Corporation, the Board may choose to appoint from its members a Lead Independent Director, who shall not be an employee or officer of the Corporation. If the Board appoints a Lead Independent Director, such Lead Independent Director shall perform such duties and possess such powers as are assigned by the Board, including presiding at meetings of the Board in the absence of the Chairperson and calling meetings of the Corporation’s independent directors.
ARTICLE IV
OFFICERS
4.1    Appointment; Term of Office. The Board shall elect at least the following officers: a Chairperson, a CEO, a Chief Financial Officer, a Treasurer and a Secretary. The Board may also elect, appoint, or provide for the appointment of such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation, including a President, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board and until his or her successor is chosen and qualifies or until his or her earlier death, disqualification, resignation or removal. The Board may fill any vacancy occurring in any office of the Corporation. Two or more offices may be held by the same person. No officer need be a stockholder or Director, except that the Chairperson of the Board shall be chosen from among the directors.
4.2    Resignation. Any officer may resign by delivering his or her resignation in writing or by electronic transmission to the Corporation at its principal executive office, and such resignation shall be effective upon receipt unless it is specified to be effective at a later time or upon the happening of an event or events. If a resignation is made effective at a later date or upon the happening of an event and the Corporation accepts the future effective date or the occurrence of a future event or events, the Board may fill the pending vacancy before the effective date or the occurrence of such event or events if the Board provides that the successor shall not take office until the effective date or the occurrence of such event or events. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.
4.3    Removal. The Board may remove any officer at any time with or without cause.
4.4    Powers and Duties; Delegation.
(a)    Each officer of the Corporation shall have such duties and powers as are customarily incident to his or her office (subject to the direction and control of the Board and except as otherwise provided by these Bylaws or by resolution of the Board), and such other duties and powers as may be designated by the Board or by direction of an officer authorized by the Board to prescribe the duties of such other officer. Notwithstanding anything to the contrary set forth herein, without the prior authorization of the Board given in accordance with Section 3.13 of these Bylaws, no officer shall have the power or authority to take, or cause or permit the Corporation or any of its subsidiaries to take, any of the actions enumerated in paragraphs (a) through (j) of Section 3.13 of these Bylaws.
(b)    Whenever an officer or officers is absent, or whenever for any reason the Board may deem it desirable, the Board may delegate the powers and duties of any officer to any Director or directors, or any other officers or agents.
4.5    Compensation.    The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.
ARTICLE V
CAPITAL STOCK
5.1    Share Certificates. The shares of stock of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, any two authorized officers of the Corporation (it being understood that each of the Chairperson, the CEO, the Chief Financial Officer, the President or a Vice President, the Treasurer, any Assistant Treasurer, and the Secretary or any Assistant Secretary shall be an authorized officer for such purpose), representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be by facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid. The certificate shall also set forth any information or statement required to be set forth thereon by the DGCL.
5.2    Lost, Stolen or Destroyed Certificates. A new share certificate or uncertificated shares may be issued in place of any certificate previously issued by the Corporation and alleged to have been lost, stolen or destroyed. The Corporation may, subject to Section 167 of the DGCL, determine the conditions upon which a new share certificate or uncertificated shares may be issued in place of any certificate alleged to have been lost, destroyed, or stolen. The Corporation may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in the opinion of the Corporation, with or without surety, to indemnify the Corporation against any loss or claim which may arise in connection therewith.
5.3    Transfers. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to any restrictions on transfer, shares of stock represented by certificates may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Subject to any restrictions on transfers, upon receipt of proper transfer instructions from the registered owner of uncertificated shares, the transaction shall be recorded upon the books of the Corporation, and the Corporation shall send to the registered transferee a written notice containing the information required by Section 151(f) of the DGCL. A record shall be made of each transfer and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
5.4    Regulations.    The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.
5.5    Registered Stockholders.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VI
CORPORATE RECORDS
6.1    Records to be Kept.
(a)    The Corporation shall keep as permanent records minutes of all meetings of its stockholders, Board and any committees thereof, and a record of all actions taken by the stockholders or Board or any committees thereof by consent in lieu of a meeting.
(b)    The Corporation shall keep a copy of such records at its principal executive office or at such other place or places as designated by the Board, in any case as may be required by law.
ARTICLE VII
MISCELLANEOUS PROVISIONS
7.1    Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board. If the Board makes no determination to the contrary, the fiscal year of the Corporation shall be the twelve months ending with December 31 in each year.
7.2    Seal. The Board shall have the power to adopt and alter the seal of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Treasurer or Assistant Secretary (if there be such officers appointed).

7.3    Execution of Instruments. The Board may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.
7.4    Voting of Securities. Unless otherwise provided by the Board, the CEO, Chief Financial Officer or any Vice President may waive notice, vote or consent, on behalf of the Corporation, or appoint another person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney in fact for the Corporation (with or without discretionary power or power of substitution), with respect to the stock or other securities of any other corporation, entity or organization that may be held by the Corporation.
7.5    Amendments. Except as otherwise provided by the DGCL, these Bylaws may be added to, amended or repealed, in the manner provided in the Certificate of Incorporation.
7.6    Construction. The words “include” and “including” and similar terms shall be deemed to be followed by the words “without limitation.” Whenever used in these Bylaws, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Any reference in these Bylaws to a provision of any statute shall be deemed to include any successor provision. Unless the context otherwise requires, the term “person” shall be deemed to include any natural person or any corporation, organization or other entity.
7.7    Reliance upon Books, Reports and Records. Each Director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters that such Director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE VIII
EMERGENCY BYLAWS
8.1    Emergency Board. In case of an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, including an epidemic or pandemic, as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action in accordance with the provisions of these Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of an Emergency Board (hereinafter called the “Emergency Board”) established in accordance with Section 8.2.

8.2    Membership of Emergency Board. The Emergency Board shall consist of at least three of the following persons present or available at the Emergency Corporate Headquarters determined according to Section 8.4: (a) those persons who were directors at the time of the attack or other event mentioned in Section 8.1, and (b) any other persons appointed by such directors to the extent required to provide a quorum at any meeting of the Board. If there are no such directors present or available at the Emergency Corporate Headquarters, the Emergency Board shall consist of the three highest-ranking officers or employees of the Corporation present or available and any other persons appointed by them.
8.3    Powers of the Emergency Board. The Emergency Board will have the same powers as those granted to the Board in these Bylaws, but will not be bound by any requirement of these Bylaws which a majority of the Emergency Board believes impracticable under the circumstances.
8.4    Emergency Corporate Headquarters. Emergency Corporate Headquarters shall be at such location as the Board or the CEO shall determine prior to the attack or other event, or if not practicable or so determined, at such place as the Emergency Board may determine.
8.5    Limitation of Liability. No officer, director or employee acting in accordance with the provisions of this Article VIII shall be liable except for willful misconduct.
8.6    Amendments; Repeal. At any meeting of the Emergency Board, the Emergency Board may modify, amend or add to the provisions of this Article VIII so as to make any provision that may be practical or necessary for the circumstances of the emergency. The provisions of this Article VIII shall be subject to repeal or change by further action of the Board or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 8.5 with regard to action or omission occurring prior to the time of such repeal or change.